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                                                                   Exhibit 10.20

                   EMPLOYMENT AND NON-COMPETITION AGREEMENT

     This Employment Agreement (this "Agreement") is effective as of the 1/st/ day of June, 2001, between GEO Specialty Chemicals, Inc., an Ohio corporation (the "Company"), and Terry L. Guckes, a resident of the State of Ohio ("Employee").

     The Company desires to employ Employee and Employee desires to be employed by the Company upon the terms provided in this Agreement.

     In consideration of the mutual covenants contained in this Agreement and other good and valuable consideration and intending to be legally bound, the parties agree as follows:

     1.   Employment.  Subject to the terms and conditions contained in this
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Agreement, the Company agrees to employ Employee, and Employee agrees to be employed by the Company, as Senior Vice President--Electronic Chemicals Business, reporting to the Chief Executive Officer of the Company (the "CEO"), with responsibility for the performance of such services and duties as shall be assigned to and requested of him by, and subject to the direction and supervision of, the CEO. In such position, Employee agrees to devote his full time, energy and ability to his duties and the business and affairs of the Company; provided that with the prior approval of the CEO, Employee may serve on the board of directors of other companies or organizations so long as such participation does not conflict with the interests or business of the Company. The Company may, at any time, reassign Employee to another position of equivalent responsibility and authority with the Company or any of its subsidiaries. In connection therewith, the Company may change the position title or job responsibilities of Employee, but shall not demote Employee. Employee acknowledges that the Company may through acquisition, reorganization or otherwise appoint other individuals to positions in the Company that are senior to Employee's position hereunder. Such appointments shall not be deemed a demotion of Employee if Employee is retained at his then existing level of seniority and with a level of salary and benefits no less favorable than he receives at such time. References in this Agreement to the CEO shall, in his absence, include reference to the Board of Directors of the Company (the "Board").

     2.   Term.  Subject to the provisions of Section 15, Employee shall be
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employed by the Company for an initial term of one (1) year (the "Initial
Term"). Subject also to Section 15, commencing on the first anniversary of the effective date of this Agreement and on each subsequent anniversary thereafter, the term of this Agreement shall be automatically extended for additional one
(1) year periods, on the same terms and conditions as contained herein (such terms, if any, "Additional Terms" and together with the Initial Term, the "Employment Period").
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     3.   Compensation.  In consideration of the full, prompt and faithful
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performance of the services and duties to be rendered by Employee during the
Employment Period, the Company shall compensate Employee as follows:

          (a) Base Salary. During the first year of this Agreement, the Company shall pay Employee an annual base salary of $160,000 ("Base Salary") in installments of at least once a month. For the remainder of the Employment Period, such salary shall be subject to an annual review, and adjusted, but not reduced, at the sole discretion of the CEO.

          (b) Bonus. During the Employment Period, Employee shall be eligible to participate in the Company's Senior Executive Incentive Plan ("SEIP"), or any other discretionary incentive program that may replace it in subsequent years, provided that maximum bonus (as a percentage of salary) for which Employee is eligible thereunder shall not be reduced from year to year. Under the SEIP, Employee will be eligible for a bonus of up to 50% of his base salary, subject to the achievement of certain business and individual performance goals. A copy of the SEIP is attached hereto as Exhibit A. In the event that the Employment Period is terminated before the end of any fiscal year of the Company, the bonus for that fiscal year, if any, shall be reduced pro rata in the same proportion that the number of days remaining in such fiscal year bears to the total number of days in such fiscal year. Notwithstanding any provision of this Agreement to the contrary, Employee shall not be entitled to receive a bonus for any fiscal year in which Employee's employment hereunder terminates and Employee has been employed by the Company for less than three months during such fiscal year. In addition, Employee shall not be entitled to a bonus if he is terminated for Cause (as defined in Section 14).

          (c) Stay Bonus. In the event that Employee is still employed by the Company on the second anniversary of the effective date of this Agreement, and provided no written notice of termination of this Agreement has been served by either party in accordance with Section 15, the Company shall pay Employee a "stay bonus" equal to $20,000.

          (d) Special Deferred Compensation Plan. Employee shall be a participant in the Special Deferred Compensation Plan of the Company, the terms of which appear in Exhibit B attached hereto.

          (e) Benefits. During the Employment Period, Employee shall be entitled to participate in any employee benefit plans which are maintained or established by the Company for its senior level employees generally, subject, however, to all of the terms and conditions thereof, including any eligibility requirements therefor. In any event, the Company agrees to provide medical and dental insurance coverage equal to that provided for other senior employees of the Company and participation in the
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     Company's 401(k) plan or other standard retirement plan maintained by the
     Company.

          (f) Severance. In the event that Employee's employment with the Company is terminated for any reason by either party, other than a discharge by the Company without Cause (as defined in Section 14(a) or (b)), prior to expiration of the Employment Period, such salary shall only be payable for the remainder of the month in which such termination occurs and thereafter such salary shall end and cease to be payable. In the event Employee is discharged without Cause (as defined in Section 14(a) or (b)), Employee shall receive as severance pay his current Base Salary and benefits, as such benefits are described in Sections 3(a), (b), (c), (d) and, subject to the terms thereof and to applicable law, (e), for a period of time, including any notice period under Section 15, of twelve (12) months after the date of notice of termination.

          (g) Voluntary Termination. Employee shall have the right to voluntarily resign with the same benefits as noted in Section 3(f) for discharge without Cause in the event that the Company breaches the provisions of Sections 1 or 3 of this Agreement, provided, however, that the Company is given prior written notice of such breach by Employee and a right to cure such breach within five (5) days of such written notice. Voluntary termination under this section shall not cause loss of entitlement to the Special Deferred Compensation Plan of Section 3(d) as noted in Exhibit B, Section (D).

     4.   Expenses.  The Company shall reimburse Employee for reasonable
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expenses incurred by him on behalf of the Company in the performance of his duties during the Employment Period. Employee shall furnish the Company with such documentation as is requested by the Company in order for it to comply with the Internal Revenue Code and regulations thereunder in connection with the proper deduction of such expenses.

     5.   Vacations.  During the Employment Period, Employee shall be entitled
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to four (4) weeks of paid vacation in each calendar year, to be taken at such times as may be reasonably agreed with the Company. Employee shall provide reasonable notice to the CEO of any proposed vacation. All vacation shall be accrued by Employee in accordance with the vacation schedule in the Company's employee handbook or as otherwise agreed with the CEO.

     6.   Additional Obligations of Employee.  Employee will manage the
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Company's business from Cleveland, Ohio, or such other location as may be agreed between the Company and Employee. Employee acknowledges and agrees that the performance of his duties will require frequent international (including Europe and Australia) and domestic travel. Employee will fulfill any reasonable and appropriate duty or task in the manner directed by the CEO. Employee agrees that he will provide the CEO with a written monthly business report. The form, content and time for delivery of this monthly business report shall be determined by the CEO. Employee also agrees that he
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will inform the CEO and obtain concurrence prior to implementing any decision or action likely to have a material impact upon the profitability or strategic goals of the Company. Employee also agrees that he will use his best efforts to implement the business goals identified by the CEO or contained in any operating or strategic plan for the Electronic Chemicals Business consistent with the core values of the Company.

     7.   Nondisclosure.  Except for information which is already in the public
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domain, or which is publicly disclosed, directly or indirectly, by persons other than Employee, or which is required by law to be disclosed, Employee shall at all times during and after his employment with the Company hold in strictest confidence any and all confidential information within his knowledge (whether acquired prior to or during his employment with the Company) concerning the products, processes, services, business, suppliers and customers of the Company, all to the extent that such information is not intended by the Company for public dissemination.

     8.   Non-Solicitation; Non-Competition.  Commencing as of the effective
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date hereof and continuing through the date which is one (1) year after termination of the Employment Period, Employee shall not, directly or indirectly, without the prior written consent of the Company: (a) solicit business from or compete with the Company for the business of any customer of the Company as reflected on the books of the Company as of the effective date hereof, during the Employment Period, or as of the date of Employee's termination of employment under this Agreement; or (b) operate or perform any advisory or consulting services for, invest in (other than stock in a publicly-held corporation which is traded on a recognized securities exchange or over-the-counter, provided that the ownership of such equity interest does not give Employee the right to control or materially influence the policy or operational decisions of such corporation), or otherwise become associated with in any capacity (including as employee), any company, partnership, organization, proprietorship or other entity which competes with the Company, including any such entity which extracts, purifies, sells or distributes gallium or substitutes therefor in competition with the Company, within the geographical area serviced by the Company as of the effective date hereof, during the Employment Period, or as of the date of Employee's termination of employment under this Agreement.

     9.   Noninterference.  Employee shall not, at any time during or within two
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(2)  years after his employment is terminated with the Company, without the prior written consent of the Company, directly or indirectly, induce or attempt to induce any employee, agent or other representative or associate of the Company to terminate its relationship with the Company, or in any way directly or indirectly interfere with such a relationship or any relationship between the Company and any of its employees, agents, suppliers or customers.

     10.  Disclosure of Proprietary Information.  Employee will promptly
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disclose in writing to the Company each improvement, discovery, idea and invention relating to the business of the Company made or conceived by Employee, either alone or in conjunction with others, while employed by the Company or within two (2) years after termination of
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employment with the Company, if such improvement, discovery, idea or invention relates to, results from or was suggested by such employment. Employee will not disclose any such improvement, discovery, idea or invention to any person, except to the Company. Each such improvement, discovery, idea or invention shall be the sole and exclusive property of, and is hereby assigned to, the Company and at the request of the Company, Employee will assist and cooperate with the Company and any person or persons from time to time designated by the Company to obtain for the Company the grant of any letters patent in the United States and/or any foreign country, covering any such improvement, discovery, idea or invention, and will in conjunction therewith execute such applications, statements, assignments or other documents, furnish such information and data and take all such other action (including without limitation the giving of testimony) as the Company may from time to time reasonably request. Should Employee not be an employee of the Company at the time such cooperation and assistance is rendered he shall be reimbursed for all reasonable and related out-of-pocket expenses incurred by him.

     11.  Remedies.  Employee acknowledges that Sections 7, 8, 9 and 10 hereof
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were negotiated at arms' length with the advice of counsel and are required for the fair and reasonable protection of the Company. In the event of an alleged breach by Employee of his obligations under Sections 7, 8, 9 and 10 the Company shall give Employee thirty (30) days' written notice thereof, and Employee shall have the opportunity to cease such activities to the satisfaction of the Company prior to the filing of any legal action pursuant to this Section 11. Employee and the Company further acknowledge and agree that a breach of any of those obligations and agreements will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law, and therefore, Employee and the Company agree that in the event of any breach of said obligations and agreements the Company, and its successors and assigns, shall be entitled to injunctive relief and such other and further relief, including monetary damages, as is proper in the circumstances. It is further agreed that the running of the time periods provided above in Sections 8, 9 and 10, respectively, shall be tolled during any period during which Employee shall be adjudged to have been in violation of any of his obligations under such Sections.

     12.  Reformation of Agreement; Severability.  In the event that any of
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Sections 7, 8, 9 or 10 shall be found by a court of competent jurisdiction to be invalid or unenforceable as against public policy, such court shall exercise its discretion in reforming such provision to the end that Employee shall be subject to such restrictions and obligations as are reasonable under the circumstances and enforceable by the Company. In the event that any other provision or term of this Agreement is found to be void or unenforceable to any extent for any reason, it is the agreed upon intent of the parties hereto that all remaining provisions or terms of the Agreement shall remain in full force and effect to the maximum extent permitted and that the Agreement shall be enforceable as if such void or unenforceable provision or term had never been a part hereof.

     13.  Conflicting Agreements.  Employee represents, warrants and agrees that
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(a) the execution of this Agreement and the performance of his duties and obligations
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hereunder will not breach or be in conflict with any other agreement to which he is a party and by which he is bound; (b) except as set forth on Exhibit C, he is not now subject to any covenants against competition or similar covenants which would affect the performance of his duties hereunder; (c) he has not made and will not make any agreements in conflict with this Agreement; and (d) he will not disclose to the Company, or use for the Company's benefit, any trade secrets or confidential information that is the property of any other party now or hereafter in his possession.

     14.  Definitions of "Cause" and "Change of Control".  In this Agreement
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(including the Exhibits) the following defined terms shall have the meanings set forth below:

     (a)  After a Change of Control "Cause" means:
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          (i)     Employee has been convicted of, or entered a plea of
                  nolo contendere to, a felony;
          (ii) Employee has stolen or embezzled from the Company or any other business entity controlling, controlled by or under common control with the Company (an "Affiliate") or has committed any other crime against the Company or any of its Affiliates or act of dishonesty in connection with the Company or any of its Affiliates;
          (iii) gross negligence or corporate waste to the Company or any of its Affiliates by Employee that continues after notice thereof to Employee; or
          (iv) Employee has engaged in the illegal use of drugs or suffers from drug dependence or habitual insobriety.

     (b)  Prior to a Change of Control "Cause" means a determination
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          by the CEO pursuant to the proper exercise of business
          judgment that any of the matters referenced in sub-sections
          (a)(i) through (iv) above has occurred or any following
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          events has occurred:


          (i) there has been dishonesty or misconduct by Employee, whether or not in relation to the business of the Company, which is detrimental to the interests of the Company;
          (ii) Employee has engaged in insubordination or disloyalty to the Company or any of its officers;
          (iii) Employee has made derogatory comments about the Company or its officers to other employees of the Company or to third parties, such as financial institutions and partners of the Company, provided that the Employee is entitled to privately express disagreements or reservations to the CEO or the Board;
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          (iv)    Employee has failed, after notice, to fulfill his
                  obligations under this Agreement; or
          (v) Employee, for himself or any other person, firm, corporation or other entity (A) solicits business from customers of the Company or any of its Affiliates, (B) diverts or attempts to divert any business from the Company or any of its Affiliates, or otherwise interferes with the business or employment relationship between the Company or any of its Affiliates and their respective customers, employee or sales representative, or (C) discloses or furnishes to any competitor or any person, firm, corporation or other entity, or uses on his own behalf, any confidential or secret information or data of or relating to the Company or any of its Affiliates.

     (c)  "Change of Control" means there is a change of control of the Company
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          such that George P. Ahearn and William P. Eckman (together, the
          "Founders"): (i) cease to be the beneficial owners, directly or indirectly, of at least ten percent (10%) in the aggregate of the total voting power of the Company whether as a result of the issuance of securities of the Company, any merger, consolidation, liquidation or otherwise, and (ii) cease to be members of the Board and senior executive officers of the Company.

     15.  Termination.  This Agreement shall terminate and, except for the
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obligations of the Company set forth in Section 3(f) and the obligations of
Employee set forth in Sections 7, 8, 9 and 10, which shall survive such termination, all rights and obligations of the Company and Employee hereunder shall be completely void and shall terminate upon the earliest to occur of the following:

          (a) expiration of ninety (90) days following receipt of written notice of termination of employment from the Company to Employee;

          (b) expiration of ninety (90) days following receipt of written notice of voluntary termination of employment from Employee to the Company;

          (c)  discharge of Employee by the Company with Cause;

          (d)  the death of Employee; and

          (e) at the election of the Company, the disability of Employee, which, for purposes hereof, shall mean the inability of Employee for a continuous period of six (6) months to perform the essential functions of his position hereunder on an active full time basis, with or without reasonable accommodations, by reason of disability or impairment of health. A certificate from a physician reasonably nominated by the Company to the effect that Employee is or has been disabled and
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     incapable of performing the essential functions of his position with or without reasonable accommodations for the Company as previously performed shall be conclusive of the fact that Employee is incapable of performing such reasonable services and is, or has been disabled for the purposes of this Agreement. Employee agrees to submit to any medical examination required to enable such certificate to be given by the physician.

The Company reserves the right: (i) to make a payment equal in value to ninety
(90) days of salary and benefits hereunder in lieu of the written notice of the Company referenced in Section 15(a); and (ii) to waive the ninety (90) day period of notice referred to in Section 15(b), in which event the notice served by Employee shall be deemed immediately effective.

     16.  Assignment.  This Agreement shall inure to the benefit of, and shall
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be binding upon, the Company, its successors and assigns.  Employee shall not assign this Agreement without the prior written consent of the Company, but this Agreement shall be binding upon Employee and his heirs, estate and personal representatives.

     17.  Notices.  Notices under this Agreement shall be in writing and will be
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effective immediately upon delivery if delivered in person (or by facsimile with confirmation of receipt) to Employee (in the case of notices to Employee) or in person (or by facsimile with confirmation of receipt) to the individual indicated below (in the case of notices to the Company) or three (3) days after mailing if deposited in the United States mail, postage prepaid, and addressed:


          If to the Company:

          GEO Specialty Chemicals, Inc.
          28601 Chagrin Blvd., Suite 210
          Cleveland, Ohio 44122
          Attn:  George P. Ahearn
          Facsimile: 216.765.1307

          With a copy to:

          Thompson Hine LLP
          3900 Key Center
          127 Public Square
          Cleveland, Ohio 44114
          Attn: Stuart Welburn
          Facsimile: 216.566.5800
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          If to Employee:

          Dr. Terry L. Guckes
          145 Grey Fox Run
          Chagrin Falls, OH 44022

or to such other address as any party may from time to time designate for himself or itself by notice in writing given to the other party hereto.

     18.  Waivers.  No term or condition of this Agreement shall be deemed to
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have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed to be a continuing waiver unless specifically stated therein.

     19.  Entire Agreement.  This Agreement, together with the Exhibits hereto,
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constitutes the entire understanding of the parties hereto with respect to
Employee's employment with the Company. This Agreement supersedes any prior agreement or arrangement concerning Employee's employment with the Company. No modifications of any provisions of this Agreement shall be made unless made in writing and signed by the parties hereto.

     20.  Governing Law.  This Agreement shall be governed by the laws of the
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State of Ohio, and both parties consent to venue and personal jurisdiction over them in the courts of that state, including the federal courts, for purposes of construction and enforcement of this Agreement.

     21.  Counterparts.  This Agreement may be executed in multiple
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counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     22.  Confidentiality.  The terms of this Agreement are confidential and
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shall not be disclosed by Employee to any third party, except as required by law, during the Employment Period. Each of such persons to whom Employee discloses the terms of this Agreement shall be advised by Employee to maintain the confidentiality of same.

     23.  Headings.  The headings of sections and paragraphs herein are included
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solely for convenience of reference and shall not effect the meaning or construction of any of the provisions hereof.

     The parties hereto, or their duly authorized representatives have signed and delivered this Agreement effective as of the day and year stated above.

GEO SPECIALTY CHEMICALS, INC.                     TERRY L. GUCKES

By: /s/ George P. Ahearn                          /s/ Terry L. Guckes
Name:  George P. Ahearn
Title: President and Chief Executive Officer